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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

    Subsidiaries of the Company as of September 29, 1997, are as follows:


                                                                  Percentage
                                                State of           of Voting
NAME OF COMPANY                              Incorporation      Securities Owned
---------------                              -------------      ----------------
Mississippi Phosphates Corporation             Delaware              100%

NSI Land Corporation                           Delaware              100%

Mississippi Chemical Management Company        Delaware              100%

MCC Investments, Inc.                          Mississippi           100%

Mississippi Potash, Inc.                       Mississippi           100%

Eddy Potash, Inc.                              Mississippi           100%
 (a subsidiary of Mississippi Potash, Inc.)

Triad Nitrogen, Inc.                           Delaware              100%

Triad Fertilizer, Inc.                         Mississippi           100%
 (a subsidiary of Triad Nitrogen, Inc.)

TNI, Inc.                                      Mississippi           100%
 (a subsidiary of Triad Nitrogen, Inc.)

Triad Barge, Inc.                              Mississippi           100%
 (a subsidiary of Triad Nitrogen, Inc.)

TNI Barge, Inc.                                Delaware              100%
 (a subsidiary of Triad Barge, Inc.)

Farmland MissChem Limited                      Republic of Trinidad   50%
                                               and Tobago